Restricted Stock Award No. __

ATLANTIC CAPITAL BANCSHARES, INC.
2015 STOCK INCENTIVE PLAN
Restricted Stock Award Agreement
(Non-Employee Directors)
Name of Participant:
Grant Date:
Number of Shares Subject to Award:

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made the ____ day of ________________ (the “Grant Date”), between Atlantic Capital Bancshares, Inc., a Georgia corporation (the “Company”), and _______________________, a Director of the Company or an Affiliate (the “Participant”).
R E C I T A L S:
In furtherance of the purposes of the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan, as it may be amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
1.Incorporation of Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.    Grant of Restricted Stock Award.
(a)    The number of shares of the Company’s Common Stock (the “Common Stock”) subject to the Restricted Stock Award (the “Award”) granted under this Agreement shall be ______ shares (the “Shares”). Any portion of the Shares subject to the Award which have not vested (due to continued service requirements, performance objectives or other conditions) shall be referred to as “Unvested Shares.” Any portion of the Shares subject to the Award which were granted without being subject to continued service, performance objectives or other conditions, and/or shares as to which such conditions have been met or cancelled, shall be referred to as “Vested Shares.”
(b)    Subject to the terms of this Agreement and the Plan, the Company hereby grants the Participant, as a matter of separate inducement and agreement in connection with his or her service to the Company, and not in lieu of any salary or other compensation for his or her services, this Award for that number of Shares as is set forth in this Section 2. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.
3.    Share Certificates; Dividends and Voting Rights. Subject to the conditions of this Section 3, a certificate or certificates representing the Shares subject to the Award shall be issued in the name of the Participant promptly after the Grant Date. The Participant shall not be deemed to be the holder of any of the Shares subject to the Award and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued to him or her. The Administrator shall require, as a condition to the grant of the Award and the issuance of the Shares, that (a) the Participant deliver the certificate(s) representing all of the Unvested Shares to the Administrator or its designee to be held in escrow until the Award vests and is no longer subject to a substantial risk of forfeiture (in which case the Shares will be promptly released to the Participant) or is forfeited (in which case the Shares will be returned to the Company); and/or (b) the Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the Unvested Shares and in addition to both (a) and (b), the Participant has executed such other agreements required under Section 10(a). Upon the issuance and delivery of a certificate for the Shares, the Participant shall have such rights and incidents of ownership of the Shares acquired pursuant to the Award, including voting rights, as are permitted by the Plan, the Agreement, any other Applicable Law; provided, however, that, (a) except as otherwise provided in Section 5(b) herein, any Unvested Shares subject to the Award (and any related voting rights, dividend rights or other rights as a shareholder) shall be forfeited in the event that the service of the Participant terminates (for any reason) prior to the time such Unvested Shares vest, and in the event of such termination or forfeiture, the Participant shall have no rights with respect to the Award or the Unvested Shares; (b) all of the Shares subject to the Award shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 18 therein), this Agreement and any other applicable agreements; and (c) if any cash or non-cash dividends are declared and paid by the Company with respect to any Shares subject to the Award (to the extent the Award is not then vested), the Participant shall have dividend rights with respect to such Shares, but such dividend rights shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the underlying Shares.
4.    Vesting of Award.
(a)    Subject to the terms of the Plan and this Agreement, including but not limited to Section 5 and Section 12 herein, the Award shall vest, and the Shares subject to the Award shall vest, upon such date or dates, and subject to such conditions, as are described on Schedule A, which is attached hereto and expressly made a part of this Agreement. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A. The Participant expressly acknowledges that the Award shall vest only upon such terms and conditions as are provided in this Agreement (including but not limited to Schedule A) and otherwise in accordance with the terms of the Plan.
(b)    The Administrator has sole authority to determine whether and to what degree the Award has vested and to interpret the terms and conditions of this Agreement and the Plan.
5.    Effect of Termination of Service.
(a)    Except as otherwise provided in this Section5, or Section 12 herein, if the service of the Participant as a Director is terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) (such date of termination of service being referred to as the “Termination Date”) and all or any part of the Award has not vested or been earned pursuant to the terms of the Plan and this Agreement, then the Award, to the extent not vested or earned as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested (that is, the Unvested Shares). The Participant expressly acknowledges and agrees that the termination of his or her service shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Award and the Shares to the extent that the Award has not been earned and vested as of his or her Termination Date.
(b)    Notwithstanding the provisions of Section 5(a), the Award shall become 100% vested upon the termination of the Participant’s service if and only if the Participant’s termination is due to:
(i)    death; or
(ii)    Disability.
The Administrator shall have sole discretion to determine the basis for the Participant’s termination of service, including whether such termination is due to Disability.
6.    No Right of Continued Service; Forfeiture of Award; No Rights to Future Awards. Neither the Plan, the grant of the Award, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Company or an Affiliate as a Director or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s service at any time. Except as otherwise provided in the Plan or this Agreement or as may be determined by the Administrator, all rights of the Participant with respect to the Award shall terminate upon termination of the Participant’s service as a Director. The Participant acknowledges and agrees that the Company has no obligation to advise the Participant of the expiration of the Award. The grant of the Award does not create any obligation to grant further awards.
7.    Nontransferability of Award. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the Participant or other recipient of the Award shall not sell, transfer, assign, pledge or otherwise encumber Shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.
8.    Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Company, including but not limited to any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
9.    Representations and Warranties of Participant. The Participant represents and warrants to the Company that:
(a)    Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions.
(b)    Income Tax Consequences. The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Award (including but not limited to any taxes arising under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), and the Company shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Award and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
10.    Restrictions on Award and Shares.
(a)    Other Agreements. As a condition to the issuance and delivery of Shares subject to the Award, or the grant of any benefit pursuant to the terms of the Plan, the Company may require the Participant or other person to become a party to this Agreement, any shareholders’ agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Company, voting agreement and /or non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Shares shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of the Plan, this Agreement, any shareholders’ agreement and any other applicable agreements. The acquisition of the Shares by the Participant or any other holder of the Shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Shares to the restrictions described in the Plan, this Agreement, any shareholders’ agreement and any other applicable agreements.
(b)    Compliance with Applicable Law. The Company may impose such restrictions on the Award, the Shares and any other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws or other laws applicable to the securities. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company is under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company shall have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.
11.    Certain Changes in Status. The Participant acknowledges that the Administrator has the sole discretion to determine (taking into account any Code Section 409A considerations), at any time, the effect, if any, on the Award (including but not limited to modifying the vesting of the Award) of any changes in the Participant’s status as a Director (other than termination).
12.    Effect of Change of Control.
(a)Notwithstanding any other provision in the Plan to the contrary (and unless otherwise required pursuant to Code Section 409A), the following provisions shall apply in the event of a Change of Control:
(i)To the extent that the successor or surviving company in the Change of Control event does not assume or substitute the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as the Award outstanding immediately prior to the Change of Control event, any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to the Award shall be deemed to have been met, and the Award shall become fully vested, earned and payable to the fullest extent of the original grant of the Award (or, if the Award is performance-based and the earning of which is based on attaining a target level of performance, the Award shall be deemed earned at target).
(ii)Further, in the event that the Award is substituted, assumed or continued as provided in Section 12(a) herein, the Award will nonetheless become vested in full and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to the Award shall be deemed to have been met, and the Award shall become fully vested, earned and payable to the fullest extent of the original award (or, if the Award is performance-based and the earning of which is based on attaining a target level of performance, the Award shall be deemed earned at target), if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s employment, change of control, consulting or other similar agreement, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. For clarification, for the purposes of this Section 12, the “Company” shall include any successor to the Company.
(iii)Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant has entered into an employment agreement as of the Effective Date of the Plan or is a participant in the Company’s Change in Control Plan or similar arrangement, the Participant shall be entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement, Change in Control Plan or other arrangement, and such agreement, Change in Control Plan or other arrangement shall not be construed to reduce in any way the benefits otherwise provided to the Participant upon a Change of Control as defined in the Plan.
(b)For the purposes herein, except as may be otherwise required, if at all, under Code Section 409A, a “Change of Control” shall be deemed to have occurred on the earliest of the following dates:
(i)    The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock;
(ii)    The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or
(iii)    The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.
(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
For the purposes of clarity, (i) a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect; and (ii) in no event shall a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act constitute a Change of Control.
Notwithstanding the preceding provisions of Section 12(b), in the event that the Award is deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to the Award to be made upon a Change of Control may be permitted, in the Administrator's discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.
13.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Georgia, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. The Company and the Participant agree that any dispute arising from this Agreement shall be resolved only in a state or federal court sitting in Fulton County, Georgia, which shall have exclusive jurisdiction over any such dispute. The Company and the Participant consent to personal jurisdiction and waive any objection to jurisdiction or venue in any such court.
14.    Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered, suspended and/or terminated at any time, prospectively or retroactively, by the Administrator; provided, however, that any such amendment, alteration, suspension or termination of the Award shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
15.    Withholding. The Participant acknowledges that the Company shall require the Participant to pay the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit the Participant to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the Participant is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
16.    Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement shall be final and binding.
17.    Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated in the Company’s records, or if to the Company, at the Company’s principal office.
18.    Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent any provision of this Agreement is deemed to be unenforceable as written but could be made enforceable by way of modification or reformation, then it is the intent of the parties that such provision be modified or reformed to make it enforceable to the fullest extent permitted by law.
19.    Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or other benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.
20.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving this Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company, each as in effect from time to time and to the extent applicable to the Participant, In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply to him or her under Applicable Law.
21.    Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
[Signature Page Follows]
IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Company and by the Participant on the day and year first above written.
ATLANTIC CAPITAL BANCSHARES, INC.
By:

Printed Name:

Title:
Attest:

Secretary
[Corporate Seal]
PARTICIPANT
By:
Printed Name:

ATLANTIC CAPITAL BANCSHARES, INC.
2015 STOCK INCENTIVE PLAN
Restricted Stock Award Agreement
(Non-Employee Directors)
SCHEDULE A

Grant Date:

Number of Shares Subject to Award: ______ shares
Restriction Period: The Shares subject to the Award shall vest and be earned as provided below, subject to the continued service of the Participant as a Director and such other terms and conditions as may be imposed by the Plan and the Agreement:

Date of Vesting	Percentage of Shares Vested
___________

RSA Agreement – Non-Employee Directors